Exhibit 99.1

Educate, Inc. Releases Third Quarter Results and Establishes

2006 Growth Objective

Announces Intention to Sell Education Station Business Unit

BALTIMORE, October 27 /PRNewswire-FirstCall/ — Educate, Inc. (NASDAQ: EEEE), a pre-K through 12 education services company delivering industry leading tutoring as well as high quality supplemental education programs, today reported financial results for the nine and three-month periods ended September 30, 2005 and announced the intention to increase its focus on its consumer-based business and sell the Education Station business which delivers site-based No Child Left Behind (“NCLB”) services to public schools. It is expected that management’s decision to sell the Education Station business will require that Education Station be reported as a discontinued operation beginning in the fourth quarter of 2005. Accordingly, certain financial highlights discussed in this release are from pro forma continuing operations, excluding the Education Station business as provided in attached pro forma statement and tables.

Business Highlights for the Quarter:

•	Announces plan to sell Education Station business – projected 30% enrollment increase.

•	19 additional corporate territory acquisitions, bringing year to date acquisitions to 52.

•	Hooked on Phonics product unit announces nationwide expansion.

•	Catapult Learning achieves 90% retention of contracts.

Financial Highlights For The Nine-Month Period Ended September 30, 2005 (pro forma results from continuing operations, excluding other financing costs):

•	Pro forma revenues from continuing operations increased 21% to $253.8 million.

•	Learning Center same territory revenue growth was 3% during the period.

•	Pro forma operating income from continuing operations, as adjusted, increased 13% to $43.4 million (an increase of 47% on a fully consolidated basis and after including certain non-cash stock compensation expenses incurred in 2004).

•	Pro forma diluted earnings per share (“EPS”) from continuing operations, as adjusted, were $0.53, as compared to $0.49 in 2004 (or $0.46 per share, as compared to $0.12 per share in 2004, on a fully consolidated basis and including certain non-cash stock compensation and other financing costs). See Tables 3 and 4 for a reconciliation of pro forma continuing operations EPS, operating income and operating margins, each as adjusted.

Financial Highlights For The Quarter Ended September 30, 2005 (pro forma results from continuing operations, excluding other financing costs):

•	Pro forma revenues from continuing operations increased 27% to $78.5 million.

•	Learning Center same territory revenue growth was 1% during the third quarter.

•	Pro forma operating income from continuing operations, as adjusted, decreased 3% to $9.5 million (a decrease of 18% on a fully consolidated basis and including certain non-cash stock compensation expense in 2004).

•	Pro forma EPS from continuing operations, as adjusted, were $0.11 as compared to $0.13 for the third quarter of 2004 (or $0.06 per share, as compared to $0.02 per share in

2004, on a fully consolidated basis and including certain non-cash stock compensation and other financing costs incurred in 2004). See Tables 3 and 4 for a reconciliation of pro forma continuing operations EPS, operating income and operating margins, each as adjusted.

“Despite a challenging third quarter caused by a disruption in consumer spending patterns, we continue to be very well positioned for 2006 given the unusually large number of territory acquisitions completed this year and the strong momentum we see in our products platform under the Hooked on Phonics brand,” stated Chris Hoehn-Saric, Educate, Inc. Chairman and Chief Executive Officer. “Third quarter results included spending for the integration of acquired territories into the company-owned network, as well as funding of our Catapult Online and Ace It! NCLB offerings. We remain confident that the growth from territory acquisitions, expanded program offerings, a fully integrated Sylvan Online and Catapult Online will generate 25% earnings per share growth in 2006.”

Announcement of Intent to Sell Education Station

As a reflection of the continued emphasis on the consumer sector of the business, management has decided to place the Education Station business up for sale. Education Station provides site-based supplemental services to students under the No Child Left Behind program. Due to the availability of the Ace It! NCLB program in the Learning Center network and the development of Catapult Online NCLB offerings, management has decided to sell the curriculum and agreements that have been built in Education Station over the past three years of development. Although Education Station revenues have grown dramatically over the past three years, the costs of developing and operating this start-up enterprise have been detrimental to consolidated operating performance. Sale of the business unit should realize value from the Company’s development efforts while also allowing management to focus its attention on the opportunities available in its consumer education services based businesses. Existing Education Station contracts will be served and management anticipates the completion of the sale within the next year. It is currently expected that this commitment to sell Education Station will require it to be treated as a discontinued operation beginning in the fourth quarter of 2005.

Business Overview:

Nine-Month Results

Pro forma revenues from continuing operations for the nine-month period increased 21% over the same period in 2004 to $253.8 million, driven primarily by growth in the consumer (Learning Center) business segment, specifically integrating and growing acquired territories as well as expanding the distribution of the Hooked on Phonics library of programs. Pro forma operating income from continuing operations, as adjusted, for the nine-month period increased 13% to $43.4 million as compared to the as adjusted amount for the same period in 2004. Pro forma operating income from continuing operations, as adjusted, excludes certain non-cash stock compensation in 2004. The Company believes this non-GAAP financial measure allows for a better comparison of operating results because the 2005 period had no similar expenses. See Table 3 for a reconciliation of income from continuing operations, as reported, to pro forma operating income from continuing operations, as adjusted.

Growth in pro forma revenues and pro forma operating income was primarily driven by the expansion of the Learning Center network by 46 territories over the past year, same territory revenue growth of 3%, acquisition and integration of Hooked on Phonics in the consumer business, and the acquisition of 67 franchise territories over the past year.

Quarterly Results

Pro forma revenues from continuing operations for the third quarter were $78.5 million, an increase of 27% over the same period in 2004. Pro forma operating income from continuing operations, as adjusted, was $9.5 million, a decrease of 3% from pro forma operating income, as adjusted, for the three months ended September 30, 2004. Consistent with the nine-month results, revenue increases were driven by growth in the consumer (Learning Center) business segment through acquisition and expansion of the existing base of territories. The decrease in pro forma operating income from continuing operations, as adjusted, was largely due to losses related to Hurricane Katrina in the Gulf Coast area, costs related to the rapid integration of Learning Center acquisitions and development of new programs to meet market needs for convenient educational services and programs.

Learning Center segment revenues were $66.4 million for the quarter, up 37% from the third quarter of 2004. This growth was the result of acquiring underdeveloped franchise territories and Hooked on Phonics together with expansion of the Learning Center network. Same territory revenue growth was 1% in the third quarter of 2005. This growth was impacted by a decline in revenues in September in the aftermath of Gulf Coast hurricane damage and a disruption in general consumer spending patterns. A total of 7 new franchise territories were opened throughout the network during the quarter. The Company also acquired 19 franchise territories during the quarter and continued the integration for all company-owned territories acquired or opened during 2005. The Company continues its strategy of improving performance through addressing consumers’ needs for convenience with the addition of more centers in existing territories and further adoption of Sylvan Online throughout the Learning Center network. The Company was also successful in expanding the market for its Hooked on Phonics education programs. Learning Center operating profit for the quarter was $15.1 million, a 12% increase over the same period in 2004. Operating profit growth was driven by revenue growth partially mitigated by a 3% operating margin decrease due to the shift in the network mix of franchise and company-owned territories.

Catapult Learning segment pro forma revenues from continuing operations were $12.2 million during the quarter, a 9% decrease compared with the same period in 2004. The decline in revenue in this seasonally slow period was primarily due to certain one-time summer school programs that were served in the prior year. The Catapult operating loss for the quarter was increased due to the impact of lost summer school business; losses incurred on New Orleans and Alabama contracts directly resulting from Hurricane Katrina and increased spending on marketing and student recruitment for the fall NCLB enrollment cycle for the online programs.

Corporate expenses increased 10% to $4.3 million during the third quarter of 2005 as compared to the same period in 2004 in response to needs to support the expanding business and to operate as a public company. Non-operating expenses, primarily interest, were $1.9 million for the quarter, an 11% decrease from the third quarter of 2004. The decline in interest expense was primarily due to lower levels of debt and lower borrowing costs during the period as compared to the same period in 2004.

Fourth Quarter and Full Year 2005 Outlook:

Fourth quarter operating results will continue to be negatively impacted by service interruption in both the Learning Center and Catapult Learning segments resulting from the aftermath of Hurricane Katrina. Franchised learning centers in Louisiana and Mississippi have been temporarily closed and significant Catapult Learning contract revenues in New Orleans are being lost as a result of the delayed 2005/2006 school year. The total impact related to business interruption from Hurricane Katrina is currently estimated to be a reduction of $0.01 to $0.02 in pro forma EPS from continuing operations, as adjusted, for the fourth quarter and a reduction of $0.02 to $0.03 for the full year 2005.

The Company is currently pursuing business interruption insurance claims, but the timing and extent of insurance recovery is unknown at this point. Accordingly, no recovery is assumed in the fourth quarter and full year outlook.

It is expected that management’s decision to sell the Education Station business will require that Education Station be treated as a discontinued operation. Therefore the fourth quarter and full year outlook exclude the Education Station site-based NCLB business results.

The Company’s current expectations for continuing operating performance for the fourth quarter and fiscal year 2005 are as follows:

•	The Company anticipates total pro forma revenues to be between $76 and $84 million for the fourth quarter and between $330 and $338 million for the full year.

•	Pro forma operating income from continuing operations, as adjusted, is expected to be between $6 and $7 million for the fourth quarter and between $49 and $50 million for the full year.

•	Pro forma diluted earnings per share, as adjusted, is expected to be between $0.05 and $0.07 per share for the fourth quarter and between $0.58 and $0.60 per share for the full year.

Learning Center Outlook:

•	Total revenues are expected to be between $54 and $59 million for the fourth quarter and between $244 and $249 million for the full year 2005.

•	Revenue growth is expected to result from the combination of same territory revenue growth (currently projected to be 3% for the full year 2005), opening additional territories and acquisition of territories from franchisees. During the fourth quarter, the Company expects to add 5 to 10 new territories in the system and acquire 5 to 10 territories from franchisees.

•	Operating margins for the fourth quarter are expected to be approximately 15% and full year margins are expected to be approximately 22%. These expected margins include Sylvan Online and Hooked on Phonics results as well as the effect of acquiring additional territories from franchisees. Since the operating income from the acquired territories is similar to the royalty income from franchisees in the year of acquisition, but the revenue increases substantially, Sylvan Learning Center margins decline by approximately 1% for every 15 territories acquired.

Catapult Learning Outlook:

•	Total revenues are expected to be between $22 and $25 million for the fourth quarter of 2005 and between $86 and $89 million for the full year 2005.

•	Pro forma operating margins are expected to be between 9% and 10% for the fourth quarter, and approximately 14% for the full year 2005.

Corporate Services Outlook:

•	Corporate expenses are expected to be between $4.5 million and $5 million for the fourth quarter and between $16 and $17 million for the full year 2005.

•	Non-operating expenses before other financing costs, primarily interest, are expected to be approximately $2.1 million for the fourth quarter of 2005 and approximately $7.6 million for the full year.

•	The Company’s effective income tax rate is expected to be 38%. This rate is subject to change based on the ultimate source of the Company’s revenue and income; however, the 2005 cash tax rates are expected to be less than 20%, primarily as a result of goodwill amortization deductions reported in income tax returns.

•	Fully diluted shares outstanding are expected to be in the 44.1 to 44.2 million range for 2005.

Educate management will host a conference call to review these results at 10:00 AM (EST) today, October 27, 2005. Interested parties may listen to the webcast by accessing www.educate-inc.com and clicking on Investor Relations on the Internet or by dialing 1-800-818-5264 (International 1-913-981-4910) access code 4841543. The call will also be available through replay on the Educate website through November 4, 2005.

About Educate, Inc.

Educate, Inc. (NASDAQ: EEEE) is a leading pre-K-12 education services company delivering education services and products to students and their families. It has a portfolio of highly acclaimed brands including Sylvan Learning Centers, North America’s largest and most trusted network of tutoring centers, providing supplemental, remedial and enrichment instruction; Hooked on Phonics, delivering highly regarded early reading, math and study skills programs; and Catapult Learning, a leading provider of educational services to public and non-public schools. More information on Educate, Inc. can be found at www.educate-inc.com.

Forward-looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the development and expansion of the Sylvan Learning Center franchise system; changes in the relationships among Sylvan Learning Center and its franchisees; the Company’s ability to effectively manage business growth; increased competition from other educational service providers; changes in laws and government policies and programs; changes in the acceptance of the Company’s services by institutional customers and consumers; changes in customer relationships; the seasonality of operating results; global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in the Company’s filings with the Securities and Exchange Commission, available for viewing on the Company’s website www.educate-inc.com. (To access this information on the Company’s website, click on “Investor Relations” and then “SEC Filings”.) All forward-looking statements are based on information available to the Company on the date of this Release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Tim Lordan

Educate, Inc.

410/843-8000

Educate Inc. & Subsidiaries

Consolidated Detailed Statements of Income

Three and Nine Months Ended September 30, 2005

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Revenues
Franchise Services	$10,514	$10,453	$61	1%	$37,344	$34,898	$2,446	7%
Company-Owned centers	48,995	32,059	16,936	53%	129,292	86,647	42,645	49%
European	6,866	6,099	767	13%	23,208	20,367	2,841	14%

Total Learning Center	66,375	48,611	17,764	37%	189,844	141,912	47,932	34%

School Services and Special Needs	12,045	13,246	(1,201)	-9%	62,283	68,023	(5,740)	-8%
NCLB	485	504	(19)	-4%	28,085	21,872	6,213	28%

Total Catapult Learning	12,530	13,750	(1,220)	-9%	90,368	89,895	473	1%

Total Revenues	78,905	62,361	16,544	27%	280,212	231,807	48,405	21%

Expenses
Learning Centers	51,300	35,163	16,137	46%	144,446	104,151	40,295	39%
Catapult Learning	17,130	15,738	1,392	9%	84,347	81,451	2,896	4%

Total Segment Operating Costs	68,430	50,901	17,529	34%	228,793	185,602	43,191	23%

Corporate Expenses	4,201	3,560	641	18%	11,628	10,726	902	8%
Non-Cash stock compensation expense	51	303	(252)	-83%	348	8,704	(8,356)	-96%

Operating Income	6,223	7,597	(1,374)	-18%	39,443	26,775	12,668	47%

Non-Operating Items
Interest expense, net	(2,054)	(2,115)	61	-3%	(5,655)	(8,024)	2,369	-30%
Other financing costs	—	(275)	275	-100%	(1,506)	(5,117)	3,611	-71%
Foreign exchange gains (losses) and other non-operating	133	226	(93)	-41%	199	389	(190)	-49%

Total Non-Operating	(1,921)	(2,164)	243	-11%	(6,962)	(12,752)	5,790	-45%

Income Before Income Taxes	4,302	5,433	(1,131)	-21%	32,481	14,023	18,458	132%
Income Tax Expense	(1,635)	(3,496)	1,861	-53%	(12,343)	(6,760)	(5,583)	83%

Income from Continuing Operations	2,667	1,937	730	38%	20,138	7,263	12,875	177%

Loss from discontinued operations, net of tax	—	(1,117)	1,117	-100%	—	(2,838)	2,838	-100%
Gain from disposal of discontinued operations, net of tax	—	83	(83)	-100%	—	83	(83)	-100%

Net Income	$2,667	$903	$1,764	195%	$20,138	$4,508	$15,630	347%

Weighted Average Shares - Diluted (1)	44,166	39,308	4,858	12%	44,067	38,436	5,631	15%

Diluted Earnings Per Share (1)	$0.06	$0.02	$0.04	200%	$0.46	$0.12	$0.34	283%
Diluted Earnings Per Share from Continuing Operations (1)	$0.06	$0.05	$0.01	20%	$0.46	$0.19	$0.27	142%
Diluted Earnings Per Share from Continuing Operations, as adjusted (1),(2)	$0.06	$0.09	$(0.03)	-33%	$0.48	$0.45	$0.03	50%

Segment Operating Margin
Learning Center	23%	28%	-5%		24%	27%	-3%
Catapult Learning	-37%	-14%	-23%		7%	9%	-2%

(1)	All share and per share amounts have been adjusted to give retroactive effect to a 1.00 for 1.25 reverse stock split effected on September 20, 2004.
(2)	Diluted earnings per share from continuing operations, as adjusted, exclude the net of tax effect of non-recurring non-cash stock compensation expense and other financing costs for the three and nine month periods ended September 30, 2004 and 2005. Management believes this non-GAAP financial measure allows for a better comparison of earnings per share (EPS) for the periods presented. See Table 2 for reconciliation of income from continuing operations, as reported, to income from continuing operations, as adjusted, and the diluted per share amounts.

	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Business Metrics
Learning Center Same Territory Revenue Growth (3)	1%	2%	3%	3%

	September 30, 2005	December 31, 2004	September 30, 2004
Number of Territories
Franchise	723	738	744
Company-owned	163	111	96

Total	886	849	840

	September 30, 2005	December 31, 2004	September 30, 2004
Number of Sylvan Learning Centers
Franchise	877	896	896
Company-owned	234	163	149

Total	1,111	1,059	1,045

	September 30, 2005	December 31, 2004
Balance Sheet Data:
Cash and cash equivalents	$12,702	$14,592
Working capital	(1,574)	10,802
Total assets	429,198	381,382
Long term debt	140,895	120,411

(3)	“Same Territory” amounts, include the results of territories for the identical months for each period presented in the comparison, commencing with the 13th full month the territory has been operating. Same territory growth is presented as the aggregate growth for franchised and company-owned territories during the period. A territory reflects the geographically-specified area where an operator controls rights to provision of services under the Sylvan franchise agreement.

Consolidated Summarized Statements of Income

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Revenues
Company-Owned Centers	$54,470	$36,965	$17,505	47%	$148,373	$103,588	$44,785	43%
Franchise Services	11,905	11,646	259	2%	41,471	38,324	3,147	8%

Total Learning Center	66,375	48,611	17,764	37%	189,844	141,912	47,932	34%

Total Catapult Learning	12,530	13,750	(1,220)	-9%	90,368	89,895	473	1%

Total Revenues	78,905	62,361	16,544	27%	280,212	231,807	48,405	21%

Expenses
Instructional and franchise operations costs	58,710	43,761	14,949	34%	199,105	161,995	37,110	23%
Marketing and Advertising	7,940	5,542	2,398	43%	24,682	19,148	5,534	29%
Depreciation and amortization	2,185	2,025	160	8%	6,221	5,669	552	10%
General and Administrative expenses	3,796	3,133	663	21%	10,413	9,516	897	9%
Non-cash stock compensation expense	51	303	(252)	-83%	348	8,704	(8,356)	-96%

Total costs and expenses	72,682	54,764	17,918	33%	240,769	205,032	35,737	17%

Operating Income	6,223	7,597	(1,374)	-18%	39,443	26,775	12,668	47%

Total Non-Operating	(1,921)	(2,164)	243	-11%	(6,962)	(12,752)	5,790	-45%

Income Before Income Taxes	4,302	5,433	(1,131)	-21%	32,481	14,023	18,458	132%
Income Tax Expense	(1,635)	(3,496)	1,861	-53%	(12,343)	(6,760)	(5,583)	83%

Income from Continuing Operations	2,667	1,937	730	38%	20,138	7,263	12,875	177%

Loss from discontinued operations, net of tax	—	(1,117)	1,117	-100%	—	(2,838)	2,838	-100%
Gain from disposal of discontinued operations, net of tax	—	83	(83)	-100%	—	83	(83)	-100%

Net Income	$2,667	$903	$1,764	195%	$20,138	$4,508	$15,630	347%

Table 1

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Income from Continuing Operations, as reported	$2,667	$1,937	$730	38%	$20,138	$7,263	$12,875	177%
Add: Income tax expense	1,635	3,496	(1,861)	-54%	12,343	6,760	5,583	83%
Add: total non-operating expense	1,921	2,164	(242)	-11%	6,962	12,752	(5,790)	-45%

Operating Income, as reported	6,223	7,597	(1,373)	-18%	39,443	26,775	12,668	47%
Add: Non-cash stock compensation expense (non-recurring)(4)	—	234	(234)	-100%	—	8,548	(8,548)	-100%

Operating Income, as adjusted	$6,223	$7,830	$(1,607)	-21%	$39,443	$35,322	$4,121	12%

Table 2

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Income from Continuing Operations, as reported	$2,667	$1,937	$730	38%	$20,138	$7,263	$12,875	177%
Add: Other financing costs	—	275	(275)	-100%	1,506	5,117	(3,611)	-71%
Add: Non-cash stock compensation expense (non-recurring)(4)	—	234	(234)	-100%	—	8,548	(8,548)	-100%
Tax impact of items added back above and adjustment to 38% effective tax rate on income from continuing operations	—	1,238	(1,238)	-100%	(572)	(3,761)	3,189	-85%

Income from Continuing Operations, as adjusted	$2,667	$3,684	$(1,017)	-28%	$21,072	$17,167	$3,905	23%

Weighted Average Shares - Diluted (1)	44,166	39,308	4,858	12%	44,067	38,436	5,631	15%

Diluted Earnings Per Share from Continuing Operations, as adjusted (1),(2)	$0.06	$0.09	$(0.03)	-36%	$0.48	$0.45	$0.03	7%

(4)	The non-cash stock compensation expense added back includes the one-time charges associated with stock compensation granted in 2004 that vested immediately. Excluded from the add-back are recurring expenses that are recognized over a specified vesting period.

Proforma Consolidated Statements of Income (5)

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Revenues
Franchise Services	$10,514	$10,453	$61	1%	$37,344	$34,898	$2,446	7%
Company-Owned centers	48,995	32,059	16,936	53%	129,292	86,647	42,645	49%
European	6,866	6,099	767	13%	23,208	20,367	2,841	14%

Total Learning Center	66,375	48,611	17,764	37%	189,844	141,912	47,932	34%

Total Catapult Learning	12,165	13,342	(1,177)	-9%	63,926	68,435	(4,509)	-7%

Total Revenues	78,540	61,953	16,587	27%	253,770	210,347	43,423	21%

Expenses
Learning Centers	51,300	35,163	16,137	46%	144,446	104,151	40,295	39%
Catapult Learning	13,473	13,325	148	1%	53,912	57,003	(3,091)	-5%

Total Segment Operating Costs	64,773	48,488	16,285	34%	198,358	161,154	37,204	23%

Corporate Expenses	4,201	3,560	641	18%	11,628	10,726	902	8%
Non-Cash stock compensation expense	51	303	(252)	-83%	348	8,704	(8,356)	-96%

Pro forma Operating Income	9,515	9,602	(87)	-1%	43,436	29,763	13,673	46%

Non-Operating Items
Interest expense, net	(2,054)	(2,115)	61	-3%	(5,655)	(8,024)	2,369	-30%
Other financing costs	—	(275)	275	-100%	(1,506)	(5,117)	3,611	-71%
Foreign exchange gains (losses) and other non-operating	133	226	(93)	-41%	199	389	(190)	-49%

Total Non-Operating	(1,921)	(2,164)	243	-11%	(6,962)	(12,752)	5,790	-45%

Pro forma Income Before Income Taxes	7,594	7,438	156	2%	36,474	17,011	19,463	114%
Income Tax Expense	(2,886)	(4,258)	1,372	-33%	(13,860)	(7,896)	(5,964)	76%

Pro forma Income from Continuing Operations	4,708	3,180	1,528	48%	22,614	9,115	13,499	148%

Loss from discontinued operations (Connections Academy), net of tax	—	(1,117)	1,117	-100%	—	(2,838)	2,838	-100%
Loss from discontinued operations (Education Station), net of tax	(2,041)	(1,243)	(798)	64%	(2,476)	(1,852)	(624)	34%
Gain from disposal of discontinued operations, net of tax	—	83	(83)	-100%	—	83	(83)	-100%

Pro forma Net Income	$2,667	$903	$1,764	196%	$20,138	$4,508	$15,630	347%

Weighted Average Shares - Diluted (1)	44,166	39,308	4,858	12%	44,067	38,436	5,631	15%

Diluted Earnings Per Share (1),(5)	$0.06	$0.02	$0.04	200%	$0.46	$0.12	$0.34	283%
Diluted Earnings Per Share from Continuing Operations (1),(5)	$0.11	$0.08	$0.03	38%	$0.51	$0.24	$0.28	117%
Diluted Earnings Per Share from Continuing Operations, as adjusted (1),(2),(5)	$0.11	$0.13	$(0.02)	-15%	$0.53	$0.49	$0.04	8%

Segment Operating Margin
Learning Center	23%	28%	-5%		24%	27%	-3%
Catapult Learning	-11%	0%	-11%		16%	17%	-1%

Table 3

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Income from Continuing Operations, as reported	$2,667	$1,937	$730	38%	$20,138	$7,263	$12,875	177%
Add: Loss from Education Station	3,292	2,005	1,287	64%	3,993	2,988	1,005	34%
Less: income tax benefit	(1,251)	(762)	(489)	64%	(1,517)	(1,135)	(382)	34%

Pro forma Income from Continuing Operations	4,708	3,180	1,528	48%	22,614	9,115	13,499	148%
Add: Income tax expense	2,886	4,258	(1,372)	-33%	13,860	7,896	5,964	76%
Add: total non-operating expense	1,921	2,164	(242)	-11%	6,962	12,752	(5,790)	-45%

Pro forma Operating Income	9,515	9,602	(86)	-1%	43,436	29,763	13,673	46%
Add: Non-cash stock compensation expense (non-recurring)(4)	—	234	(234)	-100%	—	8,548	(8,548)	-100%

Pro forma Operating Income, as adjusted	$9,515	$9,835	$(320)	-3%	$43,436	$38,310	$5,126	13%

Table 4

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2005	2004	$ Variance	% Variance	2005	2004	$ Variance	% Variance
Income from Continuing Operations, as reported	$2,667	$1,937	$730	38%	$20,138	$7,263	$12,875	177%
Add: Loss from Education Station	3,292	2,005	1,287	64%	3,993	2,988	1,005	34%
Less: income tax benefit	(1,251)	(762)	(489)	64%	(1,517)	(1,135)	(382)	34%

Pro forma Income from Continuing Operations	4,708	3,180	1,528	48%	22,614	9,115	13,499	148%
Add: Other financing costs	—	275	(275)	-100%	1,506	5,117	(3,611)	-71%
Add: Non-cash stock compensation expense (non-recurring)(4)	—	234	(234)	-100%	—	8,548	(8,548)	-100%
Tax impact of items added back above and adjustment to 38% effective tax rate on income from continuing operations	—	1,238	(1,238)	-100%	(572)	(3,761)	3,189	-85%

Pro forma Income from Continuing Operations, as adjusted	$4,708	$4,927	$(219)	-4%	$23,548	$19,019	$4,529	24%

Weighted Average Shares - Diluted (1)	44,166	39,308	4,858	12%	44,067	38,436	5,631	15%

Diluted Earnings Per Share from Continuing Operations, as adjusted (1),(2),(5)	$0.11	$0.13	$(0.02)	-15%	$0.53	$0.49	$0.04	8%

(5)	The Pro Forma Consolidated Statements of Income and diluted earnings per share present the results of operations of Educate, Inc. reflecting the reporting of Education Station as discontinued operations for all periods presented. The operations of Education Station, which was designated as held for sale in October 2005 is expected to be reported as discontinued operations within the consolidated financial statements of Educate, Inc. beginning in the fourth quarter of 2005.